Ventana Clarifies Outlook

TUCSON, AZ -- 10/20/2006 -- Ventana Medical Systems, Inc. (NASDAQ: VMSI), today clarified that previously announced preliminary earnings guidance of approximately $0.86 for 2006 and approximately $1.19 for 2007 includes stock option expense of approximately $0.09 per share in both periods.

ABOUT VENTANA

Ventana develops, manufactures, and markets instrument/reagent systems that automate tissue preparation and slide staining in clinical histology and drug discovery laboratories worldwide. The Company's clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana's drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include our expected revenue growth and profitability for 2006 and 2007. These forward-looking statements are subject to numerous risks and uncertainties, and actual results may vary materially. We may not achieve anticipated future operating results, and product development activities may not be as successful as we expect in terms of the timing of product availability to the market or customer rates of adoption. Other risks and uncertainties include risks associated with the development, manufacturing, marketing, and sale of medical products, competitive factors, general economic conditions, legal disputes, and government actions, and those other risks and uncertainties contained in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance, or achievement.

Visit the Ventana Medical Systems, Inc. website at www.ventanamed.com.

Contact:
Christopher M. Gleeson
President and CEO
(520) 229-3787

Nick Malden
Chief Financial Officer
(520) 229-3857

VENTANA MEDICAL SYSTEMS, INC.
1910 E. Innovation Park Drive
Tucson, Arizona 85755
(520) 887-2155